Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
Waste Services, Inc. (Previously Capital Environmental Resource Inc.)
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-117912), Form S-3/A (File No. 333-116795), and on Form S-4 (File No. 333-127444) of our report dated March 12, 2004 ( Except for the effect of the retrospective adjustment as described in Note 3 which is as at December 5, 2006) , relating to the consolidated financial statements — retrospectively adjusted, which appears in the Form 8-K dated December 5, 2006.
BDO Dunwoody LLP
Toronto, Ontario
December 5, 2006